UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 2, 2008 (November 30, 2008)

Commission file number: 0-51438

______________

RESIDENTIAL CAPITAL, LLC
(Exact name of registrant as specified in its charter)

Delaware	20-1770738
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

One Meridian Crossings
Minneapolis, Minnesota
55423

(Address of principal executive offices)
(Zip Code)

(952) 857-8700
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

ResCap Support Actions

     GMAC LLC (“GMAC”) has informed Residential Capital, LLC (“ResCap”) that it has approved forgiveness of an amount of ResCap’s debt related to GMAC’s loan and security agreement (the “ResCap Secured MSR Facility”) entered into in April 2008 with Residential Funding Company LLC and GMAC Mortgage LLC, equal to the amount required for ResCap to maintain a consolidated tangible net worth of $300 million as of November 30, 2008 (the “November Debt Forgiveness”). The November Debt Forgiveness is intended to allow ResCap to remain in compliance with the financial covenants under its bilateral credit facilities (including its agreement with Fannie Mae) as of November 30, 2008, which require ResCap to maintain a monthly consolidated tangible net worth of no less than $250 million, among other requirements. For this purpose, consolidated tangible net worth is defined as ResCap’s consolidated equity, excluding intangible assets and equity in GMAC Bank to the extent included in ResCap’s consolidated balance sheet. The November Debt Forgiveness is capped at $683 million. Should the maximum approved forgiveness of $683 million ultimately be insufficient to allow ResCap to comply with the consolidated tangible net worth covenant as of November 30, 2008 (to be determined once ResCap's consolidated financial statements are closed for November 2008), GMAC has informed ResCap that it does not currently intend that any forgiveness will take place, as any additional forgiveness subsequent to November 30, 2008 would not remedy ResCap's noncompliance as of such date. The decrease in ResCap’s tangible net worth as of November 30, 2008 was a result of several factors, including, among other things, a deterioration in the value of certain of ResCap’s mortgage servicing rights primarily resulting from declining interest rates, continued high provisions for loan losses and low levels of other revenue. Such deterioration could continue or worsen.

    GMAC has informed ResCap that it may, but is not obligated to, approve additional debt forgiveness or provide additional liquidity or support to ResCap. However, GMAC has informed ResCap that it does not currently intend to take further actions in support of ResCap if the GMAC offers are not completed, although it reserves the right to do so. Except as expressly set forth above, GMAC has not made, and is not making, any commitment to continue to fund ResCap or to forgive ResCap debt and GMAC is not subject to any contractual obligation to do so regardless of whether GMAC's private exchange offers and cash tender offers to purchase and/or exchange certain of its and its subsidiaries' outstanding notes and certain of ResCap's outstanding notes are completed and may consider other factors when considering future funding of ResCap or forgiveness of ResCap debt.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESIDENTIAL CAPITAL, LLC
(Registrant)

Dated:	December 2, 2008	/s/ James N. Young

James N. Young
Chief Financial Officer